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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Liberty Media Corporation

We consent to the incorporation by reference in the registration statement on Form S-3 of Liberty Media Corporation, regarding the 23,474 shares of Series A common stock issued in connection with the merger of Liberty Webhouse, Inc., of our report, dated March 12, 2004, except for Note 5, which is as of June 7, 2004, with respect to the consolidated balance sheets of Liberty Media Corporation and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, comprehensive earnings (loss), stockholders' equity and cash flows for each of the years in the three year period ended December 31, 2003 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.

As discussed in note 2 to the consolidated financial statements, Liberty Media Corporation changed its method of accounting for intangible assets in 2002 and derivative financial instruments in 2001.

KPMG LLP
/s/ KPMG LLP

Denver, Colorado
September 2, 2004

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Consent of Independent Registered Public Accounting Firm